UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 8, 2016
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

______________________________________
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
(b)(c)
On July 8, 2016, the Board of Directors (“Board”) of Castlight Health, Inc. (“Company”) appointed John C. Doyle as President, Siobhan Nolan Mangini as Chief Financial Officer and Treasurer, and Priya Jain as Corporate Controller and Chief Accounting Officer of the Company, in each case effective immediately. Each was appointed to these positions from another position with the Company as described below. These changes are part of leadership announcements set forth in the press release issued by the Company July 11, 2016, a copy of which is attached hereto as Exhibit 99.1.
In connection with his promotion, Mr. Doyle will receive an increase in annual salary to $350,000, with an adjusted short-term incentive bonus opportunity equal to 75% of that amount. Mr. Doyle will also receive 300,000 time-based restricted stock units and 225,000 stock options.
In connection with her promotion, Ms. Nolan Mangini will receive an increase in annual salary to $290,000, with an adjusted short-term incentive bonus opportunity equal to 45% of that amount. Ms. Nolan Mangini will also receive 250,000 time-based restricted stock units.
Mr. Rende will have the same title but will take on additional responsibilities. In connection with his new responsibilities, Mr. Rende will receive an increase in annual salary to $325,000, with an adjusted short-term incentive bonus opportunity equal to 55% of that amount. Mr. Rende will also receive 125,000 time-based restricted stock units and 175,000 stock options.
Other aspects of the compensatory arrangements of Mr. Doyle, Ms. Nolan Mangini and Mr. Rende, and the compensation of the other officers appointed, were not changed.
John C. Doyle, 48, previously served as our Chief Financial Officer, Vice President and Treasurer since November 2012 and has served as our Chief Operating Officer since November 2015. Previously, Mr. Doyle served as Chief Financial Officer and then Chief Operating Officer of Achaogen, Inc., a biopharmaceutical company, from August 2009 to November 2012. Prior to joining Achaogen, Mr. Doyle was Vice President, Finance and Corporate Planning at Genentech, Inc. from July 2007 to June 2009. Mr. Doyle has been a member of the board of directors of Achaogen since November 2012 and a member of its compensation committee since January 2016. Mr. Doyle holds a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo, and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Siobhan Nolan Mangini, 35, most recently served as our Vice President, Finance & Business Operations, where she was responsible for the financial planning, investor relations, accounting and business operations functions from October 2015 to July 2016. She joined the company in February 2012 and has moved through various roles including Director, Strategy & Business Development, and Senior Director, Financial Planning & Business Operations. Prior to joining Castlight she worked at Bain & Company, a management consulting company, from 2009 to January 2012, working in the health care and private equity practices. Ms. Nolan Mangini holds a B.S. in Economics from The Wharton School at University of Pennsylvania, an M.B.A. from the Graduate School of Business at Stanford University, and an M.P.A. from The Kennedy School of Government at Harvard University. Ms. Nolan Mangini is a CFA charterholder.
Jonathan Rende, 51, joined our company in May 2015 as our Chief Research and Development Officer. Prior to joining our company, Mr. Rende was the Executive Vice President of Products and Marketing at Keynote, a company providing cloud-based testing, monitoring, and analytics for mobile and web applications. Mr. Rende has held senior level product engineering and management roles at Appcelerator, HP and Mercury Interactive. Mr. Rende holds a B.S. in Engineering from the University of California, Davis and an M.B.A. from Santa Clara University.
Priya Jain, C.P.A., 36, joined the Company in March 2016 as our VP, Corporate Controller. Most recently, Ms. Jain was Corporate Controller at AlienVault, a cybersecurity company, from March 2015 to February 2016, where she led all accounting, reporting, tax, subsidy operations, and treasury activities. From January 2015 to March 2015, Ms. Jain was a consultant (Interim Controller) at Couchbase. Prior to that, she was with Guidewire Software, (NYSE: GWRE), software provider to Property and Casualty insurers, from January 2009 through January 2015, where she was Corporate Controller from 2012. She led the Initial Public Offering and follow-on offerings of the company. Prior to that, Ms. Jain was as an Assurance Manager at PricewaterhouseCoopers LLP in their technology practice. Ms. Jain holds a Master of Commerce Degree specializing in Accounting, Costing, Taxation and Audit. She is a Certified Public Accountant, licensed in California, and a Chartered Accountant from India.

(e)
Also on July 8, 2016, the Compensation and Talent Committee approved a form of Executive Severance Agreement (the “Executive Severance Agreement”) to be entered into with certain of the Company’s officers, including our Chief Executive Officer, Dr. Colella, our Chief Financial Officer, Ms. Nolan Mangini, and named executive officers Mr. Doyle and Mr. Rende.

The Executive Severance Agreement provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment at the Company without “Cause” or for “Good Reason”, each as defined in the Executive Severance Agreement (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the employee’s execution of a general release of liability against the Company, the Executive Severance Agreement provides the following payments and benefits to the executive officers:

•
a lump sum payment equal to, in the case of the Chief Executive Officer or President, 12 months of base salary and COBRA premiums or, in the case of an Executive Vice President or our Chief Financial Officer, nine months of base salary and COBRA premiums; provided, that if an Executive Vice President or Chief Financial Officer has not been providing services to the Company for at least one year prior to the Qualifying Termination, such officer will only receive a lump sum payment equal to the executive officer’s base salary for six months and will not be entitled to the value of any COBRA premiums.

In addition, in the event of a Qualifying Termination during the period that is three months prior through 12 months following a “Corporate Transaction”, as defined in the Executive Severance Agreement, and subject to the applicable participant’s execution of a general release of liability against the Company, the Executive Severance Agreement provides the following payments and benefits to the executive officers:

•
a lump sum payment equal to, in the case of the Chief Executive Officer or President, 24 months of base salary and COBRA premiums or, in the case of an Executive Vice President or our Chief Financial Officer, 18 months of base salary and COBRA premiums; and

•	full vesting of all outstanding equity awards held by each participant, as set forth in the Company 2014 Equity Incentive Plan.
The Executive Severance Agreement does not provide for a gross-up payment to any of the executive officers, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Executive Severance Agreement provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the executive officer will be entitled to receive the greater of (i) the full payment that he or she would be entitled to under the Executive Severance Agreement, which payment will be subject to the Excise Tax or (ii) or a reduced payment, where the amount that would otherwise be payable to the executive under the Executive Severance Agreement is reduced to the extent necessary so that no portion of the payment is subject to the Excise Tax.

The foregoing is only a summary of the terms of the Executive Severance Agreement, and is qualified in its entirety by reference to the text of such agreement, a form of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

The Company is clarifying its proxy disclosures concerning the manner in which interested parties may contact a presiding director or the independent directors as required by section 303A of the NYSE Listed Company Manual:

Dr. Bryan Roberts serves as our Chairperson and presiding director at executive sessions of our Board of Directors. Interested parties wishing to communicate with our Chairperson may write to Dr. Roberts at Castlight Health, Inc., Attn: Corporate Secretary, 150 Spear Street, Suite 400, San Francisco, California 94105. Our Corporate Secretary will forward these letters and emails directly to our Chairperson. Interested parties may indicate in their letters and email messages if their communication is intended to be provided to certain director(s), including our Chairperson, only. We reserve the right not to forward to our Board of Directors, including our Chairperson, any abusive, threatening or otherwise inappropriate materials.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Executive Severance Agreement
99.1	Press Release dated July 11, 2016, entitled “Castlight Health Announces Management Promotions”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLIGHT HEALTH, INC.
Date: July 11, 2016	By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Executive Severance Agreement
99.1	Press Release dated July 11, 2016, entitled “Castlight Health Announces Management Promotions”